Exhibit (e)(1)(i)

SCHEDULE A

Distribution Agreement (Novation) dated 9.30.2021

GMO TRUST

40 Rowes Wharf, Boston, MA 02110

June 30, 2023

# of Portfolios	Series	Class
1.	U.S. Equity Fund	III, IV, V, VI, R6, I
2.	Quality Fund	III, IV, V, VI, R6, I
3.	International Equity Fund	II, III, IV, R6, I
4.	Emerging Markets Fund	II, III, IV, V, VI, R6, I
5.	Multi-Sector Fixed Income Fund	III, IV, R6, I
6.	Emerging Country Debt Fund	III, IV, R6, I
7.	International Equity Allocation Fund	III, R6, I
8.	International Developed Equity Allocation Fund	III, R6, I
9.	Global Equity Allocation Fund	III, R6, I
10.	Global Developed Equity Allocation Fund	III, R6, I
11.	Global Asset Allocation Fund	III, R6, I
12.	Strategic Opportunities Allocation Fund	III
13.	Benchmark-Free Allocation Fund	III, IV, V, VI, MF, R6, I
14.	International Opportunistic Value Fund	III, R6, I
15.	U.S. Treasury Fund	N/A
16.	Asset Allocation Bond Fund	III, VI, R6, I
17.	Opportunistic Income Fund	III, VI, R6, I
18.	Emerging Markets Select Equity Fund	II, III, IV, V, VI, R6, I
19.	Resources Fund	III, IV, V, VI, R6, I
20.	Benchmark-Free Fund	III
21.	Implementation Fund	N/A
22.	SGM Major Markets Fund	III, IV, V, VI, R6, I
23.	Climate Change Fund	III, IV, V, VI, R6, I
24.	High Yield Fund	III, IV, V, VI, R6, I
25.	Alternative Allocation Fund	II, III, IV, V, VI, R6, I
26.	U.S. Small Cap Value Fund	III, IV, V, VI, R6, I
27.	Quality Cyclicals Fund	III, IV, V, VI, R6, I
28.	Emerging Country Debt Shares Fund	R6, I
29.	GMO-Usonian Japan Value Creation Fund	III, IV, V, VI, R6
30.	Emerging Markets ex-China Fund	II, III, IV, V, VI, R6, I
31.	Small Cap Quality Fund	III, IV, V, VI, R6, I
32.	Resource Transition Fund	III, IV, V, VI, R6, I
33.	U.S. Opportunistic Value Fund	III, IV, V, VI, R6, I

IN WITNESS WHEREOF, the Parties have caused this Schedule A to be executed in their names and on their behalf by and through their duly authorized officers.

GMO TRUST		FUNDS DISTRIBUTOR, LLC

/s/ Douglas Y. Charton		/s/ Teresa Cowan
By:	Douglas Y. Charton	By:	Teresa Cowan
Name:	Douglas Y. Charton	Name:	Teresa Cowan
Title:	Vice President-Law	Title:	President
Date:		Date: